UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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COMMONWEALTH BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMONWEALTH BANKSHARES, INC.

POST OFFICE BOX 1177, NORFOLK, VA 23501-1177

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

To be Held June 28, 2005

To the shareholders of Commonwealth Bankshares, Inc.:

NOTICE is hereby given that the 2005 Annual Meeting of Shareholders of Commonwealth Bankshares, Inc. (the “Company”) will be held at the Norfolk Airport Hilton, 1500 North Military Highway, Norfolk, Virginia 23502, on Tuesday, June 28, 2005, at 3:00 P.M. local time, for the following purposes:

1.	To elect three Class II Directors to the Board of Directors of the Company to serve until the 2008 Annual Meeting of Shareholders.

2.	To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares from 5,000,000 to 15,000,000.

3.	To approve the Company’s 2005 Stock Incentive Plan.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 29, 2005 are entitled to notice of, and to vote at, such meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

To assure that your shares are represented at the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. The enclosed envelope requires no postage if mailed in the United States. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted by contacting the Chairman of the Board, President and Chief Executive Officer of the Company, Edward J. Woodard, Jr., CLBB, in person or in writing.

By Order of the Board of Directors,

/s/ Edward J. Woodard, Jr., CLBB
Edward J. Woodard, Jr., CLBB
Chairman of the Board, President and Chief Executive Officer

Dated in Norfolk, Virginia and mailed

this 25th day of May 2005

COMMONWEALTH BANKSHARES, INC.

403 Boush Street

Norfolk, Virginia 23510

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 28, 2005

The solicitation of the enclosed 2005 proxy is made by and on behalf of the Board of Directors of Commonwealth Bankshares, Inc. (the “Company”) to be used at the 2005 Annual Meeting of Shareholders to be held on June 28, 2005 at 3:00 p.m., or any adjournment thereof, at the Norfolk Airport Hilton, 1500 North Military Highway, Norfolk, Virginia 23502. The approximate mailing date of this Proxy Statement and the accompanying proxy is May 25, 2005. The matters to be considered and acted upon are (i) the election of three Class II directors of the Company to serve until the 2008 Annual Meeting of Shareholders, (ii) the approval of an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares from 5,000,000 to 15,000,000 and (iii) the approval of the Company’s 2005 Stock Incentive Plan.

The Company is a one bank holding company organized under the laws of the Commonwealth of Virginia. It’s wholly-owned subsidiary, Bank of the Commonwealth (the “Bank”), is a Virginia State Chartered Bank and a member of the Federal Reserve. The Bank operates nine branches and 17 ATM’s in Hampton Roads, Virginia.

Revocability of Proxy

Anyone who gives a proxy may still vote in person, if he so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Chairman of the Board, President and Chief Executive Officer of the Company, Edward J. Woodard, Jr., CLBB in person or in writing, or by filing a duly executed proxy bearing a later date. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein. If no instructions are given in a returned executed proxy, the proxy will be voted in favor of the three matters for consideration at the Annual Meeting, and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Person Making The Solicitation

The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail, except that, if necessary, officers and regular employees of the Bank or the Company may make solicitations of proxies in person or by telephone. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable charges and expenses in this regard.

Voting Shares and Vote Required

Only shareholders of record at the close of business on April 29, 2005 will be entitled to vote at the meeting, or any adjournment thereof. As of April 29, 2005, the Company had issued and outstanding 3,053,944 shares of Common Stock held of record by approximately 1,099 shareholders. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Shareholders are entitled to one vote for each share of Common Stock held on all matters to come before the meeting. In the election of directors, those nominees receiving the greatest number of votes shall be deemed elected even though not receiving a majority of the shares represented at the meeting in person or proxy. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary for approval of the amendment to the Articles of Incorporation to increase the number of authorized shares from 5,000,000 to 15,000,000. Approval of the Company’s 2005 Stock Incentive Plan will be achieved if the votes cast “for” exceed the votes cast “against”. Abstentions and broker non-votes (shares held by customers that may not be voted on certain matters because the broker has not received specific instructions from the customer) will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as a vote cast on any proposal. Accordingly, abstentions and broker non-votes will not affect the election of directors and the proposal to approve the Company’s 2005 Stock Incentive Plan. Because of the vote required to approve the amendment to the Company’s Articles of Incorporation, abstentions and broker non-votes effectively count as votes against this proposal.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Board of Directors currently consists of nine directors. During 2004, the Company’s Board of Directors was comprised of 10 members. In February 2005, William P. Kellam, who had served as a director of Commonwealth Bankshares since 1988 and as a director of Bank of the Commonwealth since its inception in 1971, passed away at the age of 90. Mr. Kellam served as the President of Kellam – Eaton Insurance Agency, Inc., a real estate and insurance firm in Virginia Beach, Virginia, for 30 years prior to his retirement in 1986.

At the 2005 Annual Meeting, three directors comprising Class II will be elected to serve until the 2008 Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received will be voted for the election of such nominees, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for one or all of the nominees may so indicate on the proxy. All of the nominees are currently members of the Board. All of the nominees have consented to be named and have indicated their intent to serve if elected. However, in the event any nominee is not available for election, the proxies will be voted for such person as shall be designated by the Board as a replacement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ELECT THE THREE NOMINEES LISTED BELOW AS CLASS II DIRECTORS OF THE COMPANY.

The following table sets forth certain information with respect to each director including age, principal occupation and the year each nominee or incumbent director first became a director. Unless otherwise indicated, the business experience and principal occupation shown for each nominee or incumbent director has existed five or more years.

Name	Age	Served as Director Since	Principal Occupation During Past Five Years
Incumbent Directors Whose Terms Will Expire in 2007 (Class I)

E. Carlton Bowyer, Ph.D.	71	2001	Investor, Retired Superintendent – Virginia Beach Schools.

Morton Goldmeier	81	1988	President of Hampton Roads Management Associates, Inc.

William D. Payne, M.D.	69	1988	Retired surgeon, Drs. Payne, Ives & Holland, Inc. since 2001.

Richard J. Tavss	65	1988	Senior counsel, Tavss Fletcher, Norfolk, Virginia.

Nominees for Election Whose Terms Will Expire in 2005 (Class II)

Herbert L. Perlin	64	1987	Senior partner of Perlin Rossen & Moore LLC, a wealth management group located in Virginia Beach, Virginia.

Kenneth J. Young	54	1999	President of The Norfolk Tides and Albuquerque Isotopes Baseball Clubs and Ovations Food Services.

Thomas W. Moss, Jr.	76	1999	Treasurer – City of Norfolk, Norfolk, Virginia; formerly Attorney, President & sole owner of Thomas W. Moss, Jr. PC and a former speaker of the House of Delegates for the Commonwealth of Virginia.

Incumbent Directors Whose Terms Will Expire in 2006 (Class III)

Laurence C. Fentriss	50	2001	President, Anderson & Strudwick Investment Corporation and formerly co-founder of Baxter, Fentriss and Company, an investment banking firm.

Edward J. Woodard, Jr., CLBB	62	1973	Chairman of the Board, President and Chief Executive Officer of the Company and the Bank.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth for (1) each director-nominee, director, and named executive officers of the Company, and (2) all director-nominees, directors, and named executive officers of the Company as a group: (i) the number of shares of Company Common Stock beneficially owned on April 29, 2005 and (ii) such person’s or group’s percentage ownership of outstanding shares of Company Common Stock on such date. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at 403 Boush Street, Norfolk, Virginia 23510.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Beneficially Owned (2)
Directors:
E. Carlton Bowyer, Ph.D.	2,403	(3)	*
Laurence C. Fentriss	193,358	(4)	6.16%
Morton Goldmeier	106,336	(5)	3.47%
Thomas W. Moss, Jr.	3,673	(6)	*
William D. Payne, M.D.	29,353	(7)	*
Herbert L. Perlin	48,357	(8)	1.58%
Richard J. Tavss	158,933	(9)	5.19%
Edward J. Woodard, Jr., CLBB	45,527	(10)	1.49%
Kenneth J. Young	23,979	(11)	*

Non-Director Named Executive Officers:
Cynthia A. Sabol	5	(12)	*
Simon Hounslow	12,663	(13)	*
Stephen G. Fields	22	(14)	*

All Directors and Executive Officers as a group (12 persons)	624,609		19.54%

*	Percentage of ownership is less than 1.0% of the outstanding shares of Common Stock of the Company.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and includes shares, where applicable, which an individual has the right to acquire within 60 days through the exercise of stock options. The above table includes 87,500 shares which can be acquired through the conversion of convertible preferred securities and 55,208 shares which can be acquired through the exercise of stock options. The above table does not include 106,900 options granted to the directors and named executive officers that are currently not exercisable within 60 days. These options, issued under the 1999 Stock Incentive Plan, will not become exercisable until the average closing price is at least $21.00 per share for 30 days and after the first anniversary of the date granted.

(2)	Based on 3,053,944 issued and outstanding shares of common stock as of April 29, 2005.

(3)	Includes 424 shares registered in the name of Dr. Bowyer’s wife, for which Dr. Bowyer disclaims beneficial ownership. Does not include 6,000 options currently unexercisable as described in Footnote 1 above.

(4)	Includes (i) 75,000 shares which Mr. Fentriss has the right to acquire through the conversion of convertible preferred securities, and (ii) 8,750 shares which Mr. Fentriss’s wife has the right to acquire through the conversion of convertible preferred securities, for which Mr. Fentriss disclaims beneficial ownership. Does not include 6,000 options currently unexercisable as described in Footnote 1 above.

(5)	Includes (i) 6,625 shares which Mr. Goldmeier has the right to acquire through the exercise of stock options, and (ii) 14,486 shares owned by Mr. Goldmeier’s wife, for which Mr. Goldmeier disclaims beneficial ownership, and (iii) 3,750 shares which Mr. Goldmeier has the right to acquire through the conversion of convertible preferred securities. Does not include 8,000 options currently unexercisable as described in Footnote 1 above.

(6)	Includes 3,152 shares owned jointly by Mr. Moss and his wife. Does not include 8,000 options currently unexercisable as described in Footnote 1 above.

(7)	Includes (i) 11,176 shares which Dr. Payne has the right to acquire through the exercise of stock options, (ii) 933 shares registered in the name of Dr. Payne’s wife, for which Dr. Payne disclaims beneficial ownership, and (iii) 3,415 shares registered in the name of Payne Pension and Profit Sharing Plan FBO William D. Payne. Does not include 8,000 options currently unexercisable as described in Footnote 1 above.

(8)	Includes (i) 11,176 shares which Mr. Perlin has the right to acquire through the exercise of stock options, (ii) 19,573 shares registered in the name of Herbert L. Perlin, Profit Sharing Trust, of which Mr. Perlin is Acting Trustee, (iii) 2,378 shares owned jointly by Mr. Perlin and his wife, and (iv) 14,797 shares registered as the Perlin Revocable Living Trust. Does not include 8,000 options currently unexercisable as described in Footnote 1 above.

(9)	Includes (i) 11,176 shares which Mr. Tavss has the right to acquire through the exercise of stock options, (ii) 1,314 shares registered in the name of Richard J. Tavss, custodian for Bobbie J. Tavss, (iii) 628 shares registered in the name of Richard J. Tavss, custodian for Sanders T. Schoolar V, (iv) 579 shares registered in the name of Richard J. Tavss, custodian for Zachary I. Maiden, (v) 550 shares registered in the name of Richard J. Tavss, custodian for Taylor Tavss Schoolar, (vi) 100 shares registered in the name of Richard J. Tavss, custodian for Richard T. Maiden, (vii) 100 shares registered in the name of Richard J. Tavss, custodian for Samantha R. Maiden, and (viii) 12,650 shares held in an IRA for Mr. Tavss. Does not include 8,000 options currently unexercisable as described in Footnote 1 above.

(10)	Includes (i) 9,517 shares which Mr. Woodard has the right to acquire through the exercise of stock options, (ii) 671 shares registered in the name of Edward J. Woodard, Jr., custodian for Troy Brandon Woodard, (iii) 1,594 shares registered in the name of Edward J. Woodard, Jr. and Sharon W. Woodard, custodians of Troy Brandon Woodard, (iv) 2,022 shares held in trust, representing the proceeds of a self directed Individual Retirement Account for the benefit of Edward J. Woodard, Jr., and (v) 9,256 shares owned jointly by Mr. Woodard and his wife. Does not include 21,900 options currently unexercisable as described in Footnote 1 above.

(11)	Includes (i) 5,250 shares representing the proceeds of a self directed Individual Retirement Account for the benefit of Kenneth J. Young, (ii) 1,001 shares owned jointly with Michael J. Young (son), (iii) 1,001 shares owned jointly with Benjamin C. Young (son), and (iv) 1,001 shares owned jointly with Jennifer M. Young (daughter). Does not include 8,000 options currently unexercisable as described in Footnote 1 above.

(12)	Does not include 6,000 options currently unexercisable as described in Footnote 1 above.

(13)	Includes (i) 5,538 shares which Mr. Hounslow has the right to acquire through the exercise of stock options, and (ii) 3,713 shares owned jointly by Mr. Hounslow and Theresa A. Hounslow (wife). Does not include 14,000 options currently unexercisable as described in Footnote 1 above.

(14)	Includes 12 shares registered in the name of Madison S. Fields (daughter). Does not include 5,000 options currently unexercisable as described in Footnote 1 above.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of April 29, 2005 by each beneficial owner of more than 5.0% of the Company’s common stock based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission.

Name and Address of Holder	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Laurence C. Fentriss P.O. Box 1459 Richmond, VA 23218	193,358	6.16%

Richard J. Tavss P.O. Box 3747 Norfolk, VA 23514	158,933	5.19%

Hot Creek Capital, LLC P.O. Box 3178 Gardenville, NV 89410	256,492	8.40%

Executive Officers of Commonwealth Bankshares, Inc. and Bank of the Commonwealth

Edward J. Woodard, Jr., CLBB, 62, has served as President and Chief Executive Officer of Bank of the Commonwealth since 1973 and as Chairman of the Board since 1988. He has served as Chairman of the Board, President and Chief Executive Officer of Commonwealth Bankshares since 1988. Mr. Woodard is also President and Director of BOC Title of Hampton Roads, Inc. and BOC Insurance of Hampton Roads, Inc., President of Boush Bank Building Company and a general partner in Boush Bank Building Associates. Mr. Woodard has served as a director of Bank of the Commonwealth since 1973 and as a director of Commonwealth Bankshares since 1988.

Cynthia A. Sabol, CPA, 42, assumed the role of Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank in February 2004. Ms. Sabol is also Director, Vice President, Secretary and Treasurer of BOC Title of Hampton Roads, Inc. and Director, Vice President, Secretary and Treasurer of BOC Insurance Agency of Hampton Roads, Inc. Prior to joining the Bank, she worked in the banking industry for ten years as a CFO and nine years of prior experience in the certified public accounting industry.

Simon Hounslow, 40, Executive Vice President and Chief Lending Officer has been with the Company since 1989. In December 2004, he was promoted from Senior Vice President to Executive Vice President and Chief Lending Officer. Mr. Hounslow has over 16 years in the banking industry, specializing in commercial, consumer and construction lending.

Stephen G. Fields, 41, joined the Company in December 2003 as Senior Vice President and Commercial Loan Officer. In December 2004, he was promoted to Executive Vice President and Commercial Loan Officer. Mr. Fields has 11 years in the banking industry, concentrating in commercial, consumer and construction lending. Mr. Fields also has 6 years working as an examiner with the Federal Reserve Bank of Richmond.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors has primary responsibility for the determination of corporate policies and the overall financial condition of the Company. The Board appoints a chief executive and other officers who are responsible for conducting business on a day-to-day basis under the Board’s guidance. In turn, the management of the Company provides the Board of Directors with a regular and detailed flow of information relating to the Company’s overall condition and financial performance. The Board has determined that all non-employee directors, which comprise a majority of the Company’s Board, satisfy the independence requirements defined under the NASDAQ Stock Market’s listing standards. To be an independent director under this definition, a director may not be an officer or employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment.

During 2004, the Board of Directors met twelve (12) times for regular monthly meetings. All directors attended at least 75% of the total meetings of the Board of Directors and at least 75% of the various committees on which they are members. The Board does not have a policy regarding attendance at annual shareholders’ meeting. However, Board members are encouraged to attend such meetings and at the annual meeting held on June 29, 2004, all Board members were in attendance.

The Board of Directors has, among others, seven standing committees: Executive Committee, Audit Committee, Personnel/Compensation Committee, Investment Committee, Trust Committee, Nominating Committee and CRA Committee. At its first meeting after the annual meeting of shareholders, the Board elects the members of each Committee. Committee members serve for one year or until the first meeting of the Board following the next annual meeting of shareholders. Mr. Woodard serves as an ex-officio member of all such committees except the Executive Committee, Investment Committee, Trust Committee and Nominating Committee.

Shareholder Communications with the Company’s Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Bank of the Commonwealth, Board of Directors, c/o Corporate Secretary, 403 Boush Street, Norfolk, Virginia 23510. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Board.

Nominating Committee and Procedures

The Board of Directors has designated a Nominating Committee, which is responsible for reviewing with the Board the appropriate skills and characteristics required to serve as a director of the Company. The Committee does not have a charter; however, the Board has adopted a Director Nominations Policy, “Nominations Policy,” which outlines the process by which the Nominating Committee members identify a candidate for possible inclusion in the Company’s recommended slate of director nominees. All members of the Nominating Committee are “independent directors,” as defined by the NASDAQ Stock Market’s listing standards, except for Mr. Woodard due to his position as President and Chief Executive Officer of the Company and the Bank.

The Board and the Nominating Committee believe that a director should be an individual with substantial accomplishments and sound business judgment, who has demonstrated integrity and ethics in his or her personal and professional life. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company and time available for meetings and consultation on Company matters. The Nominating Committee seeks a diverse group of candidates who posses the background, skills, and expertise to make a significant contribution to the Board, to the Company, and its shareholders. The Committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information. Candidates whose evaluations are favorable are then chosen by the committee to be recommended for selection by the full Board. The full Board then selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting. The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing in accordance with the Company’s bylaws. For additional information, please see “Submission of Proposals 2005” elsewhere in this Proxy Statement. The Company has not paid a third party to assist in identifying, evaluating, or otherwise assisting in the nomination process.

BOARD COMMITTEES

Committee	Members	Functions and Additional Information	Number of Meetings in Fiscal 2004
Executive (1)	E. Carlton Bowyer, Ph.D. Laurence C. Fentriss Morton Goldmeier Thomas W. Moss, Jr. William D. Payne, M.D. Herbert L. Perlin Richard J. Tavss Edward J. Woodard, Jr., CLBB (2) Kenneth J. Young	• Acts on the Board’s behalf between Board meetings • Authorized to exercise all of the Board’s powers except for fundamental responsibilities, such as approval of the Articles of Incorporation or a plan of merger or consolidation • Acts on capital expenditures • Elects officers other than senior officers • Review and consider certain matters and policies for recommendation to the full Board	27

Audit	E. Carlton Bowyer, Ph.D. Morton Goldmeier (2) Thomas W. Moss, Jr. Herbert L. Perlin Kenneth J. Young	• Reviews financial reporting policies, procedures, and internal controls of the Company • Appoints independent auditors • Pre-approves audit, audit-related, and non-audit services to be performed by the Company’s independent auditors • Reviews related-party transactions • Review the Company’s policies, processes, and procedures regarding compliance with applicable laws’ and regulations and the Statement of Ethics	12

Personnel/ Compensation	E. Carlton Bowyer, Ph.D. Thomas J. Moss, Jr. William D. Payne, M.D. (2) Kenneth J. Young	• Recommends the compensation of officers to the Executive Committee and Board (3) • Recommends the granting of stock options and other employee remuneration plans to the full Board	4

Investment	Laurence C. Fentriss Morton Goldmeier (2) Thomas W. Moss, Jr. Herbert L. Perlin Richard J. Tavss Edward J. Woodard, Jr., CLBB	• Administers the investment policies of the Company	4

Trust	Laurence C. Fentriss Morton Goldmeier (2) Thomas W. Moss, Jr. Herbert L. Perlin Richard J. Tavss Edward J. Woodard, Jr., CLBB	• Sets overall operational policy • Responsible for matters related to the Bank’s Trust Department exercise of fiduciary powers	4

Nominating	E. Carlton Bowyer, Ph.D. (2) Laurence C. Fentriss William D. Payne, M.D. Richard J. Tavss Edward J. Woodard, Jr., CLBB	• Recommends those persons to be designated as Board nominees for election to the Board by the shareholders	2

CRA	Morton Goldmeier William D. Payne, M.D. Herbert L. Perlin (2) Richard J. Tavss Edward J. Woodard, Jr., CLBB Kenneth J. Young	• Responsible for appointing the Community Reinvestment Act Officer • Review and verify compliance with the Bank’s Community Reinvestment Act Policy and Program • Defines the Bank’s “Assessment Area”	1

(1)	Committee consists of three members selected in rotation from the nine directors.

(2)	Committee Chair.

(3)	Mr. Woodard is not permitted to participate in the consideration and recommendations by the Committee as to his compensation.

AUDIT COMMITTEE REPORT

The Company’s Board has a separately-designed standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (“Exchange Act”). The Audit Committee of the Board of Directors is composed of four (4) non-employee directors. The Board has determined that Morton Goldmeier, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and that each member of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee held twelve (12) meetings during 2004. The responsibilities of the Audit Committee are set forth in its Charter, which was revised to conform with provisions of the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards. The Committee reviews and reassesses the charter at least annually as conditions dictate.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (“Communication with Audit Committees”). In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, and received and discussed the written disclosures and letter required by the Independence Standards Board Standards No. 1 (“Independence Discussions with Audit Committees”). The Committee discussed with the Company’s internal and independent auditors the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

•	Morton Goldmeier, Chairman

•	E. Carlton Bowyer, Ph.D.

•	Thomas W. Moss, Jr.

•	Herbert L. Perlin

•	Kenneth J. Young

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Officers and Directors

Certain directors and officers of the Company and the Bank, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. As such, some of these persons engaged in transactions with the Bank in the ordinary course of business during 2004, and will have additional transactions with the Bank in the future. All loans extended and commitments to lend by the Bank to such persons were made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

As of December 31, 2004, the amount of loans from the Bank to all officers and directors of the Company and the Bank, and entities in which they are associated, was approximately $8.3 million.

Business Relationships and Transactions with Management

In the ordinary course of its business, the Company and the Bank engaged in certain transactions with their officers and directors in which such officers and directors have a significant interest. All such transactions have been made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated parties.

In 1984, the Bank entered into a lease with Boush Bank Building Associates, a limited partnership (the “Partnership”), to rent the headquarters building (the “Headquarters”) of the Company and the Bank, which is located at the corners of Freemason and Boush Streets, Norfolk, Virginia. The general partner of the Partnership is Boush Bank Building Company. The limited partners of the Partnership are Mr. Woodard, President, CEO and director of the Company and the Bank, and the estates of George H. Burton and William P. Kellam, former directors. The lease requires the Bank to pay all taxes, maintenance and insurance. The term of the lease is twenty-three years and eleven months, and began on December 19, 1984. In connection with this property, the lessor has secured financing in the form of a $1.6 million industrial development revenue bond from the Norfolk Redevelopment and Housing Authority payable in annual installments, commencing on January 1, 1987, at amounts equal to 3.0% of the then outstanding principal balance through the twenty-fifth year, when the unpaid balance will become due. Interest on this bond is payable monthly, at 68.6% of the prime rate of SunTrust Bank in Richmond, Virginia. Monthly rent paid by the Bank is equal to interest on the above bond, plus any interest associated with secondary financing provided the lessor by the Bank. The Bank has the right to purchase, at its option, an undivided interest in the property at undepreciated original cost, and is obligated to purchase in each January after December 31, 1986, an undivided interest in an amount equal to 90.0% of the legal amount allowed by banking regulations for investments in fixed properties, unless the Bank’s return on average assets is less than seven-tenths of one percent. Under this provision the Bank has purchased 54.4% of this property for a total of $999.6 thousand. No purchases have been made after 1988. The terms of the lease are not less favorable than could be obtained from a non-related party.

Additionally, in 1998, the Bank of the Commonwealth entered into a lease with respect to its branch at 1217 Cedar Road, Chesapeake, Virginia with Morton Realty Associates, a Virginia general partnership, and Richard J. Tavss and several other parties who share ownership and responsibility as landlord under the lease. Morton Goldmeier is a partner in Morton Realty Associates, one of the landlords under the lease, and is also a member of the board of directors of the Bank of the Commonwealth and Commonwealth Bankshares. Richard J. Tavss, also one of the landlords under the lease, is also a member of the board of directors of the Bank of the Commonwealth and Commonwealth Bankshares. Annual lease payments under the lease currently are $110.9 thousand. The board of directors of Commonwealth Bankshares received two independent appraisals with respect to this property prior to entering into this lease. The Board and management believe the terms of this lease are no less favorable than could be obtained from a non-related party in an arms-length transaction.

The Bank has also from time to time retained the Norfolk, Virginia law firm of Tavss Fletcher, of which Mr. Tavss, a director of the Company and the Bank, is senior counsel, to perform certain legal services for the Company and the Bank. During 2004, the Company engaged Anderson & Strudwick, Inc. as the Company’s placement agent for a $15 million private placement of common stock. Mr. Fentriss, a Director the Company and the Bank, is President of Anderson & Strudwick Investment Corporation, the parent company of Anderson & Strudwick, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of equity securities of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Securities and Exchange Commission (“SEC”). Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a) for fiscal year 2004 were met in a timely manner by its directors, officers and greater than 10% beneficial owners.

Code of Ethics

Commonwealth Bankshares, Inc. and Bank of the Commonwealth have a Code of Ethics and Personal Conduct applicable to all officers and other employees of the Company. In addition, the Company has adopted a Code of Ethics that applies to the chief executive officer and senior financial officers. The Company will provide a copy of the Code of Ethics without charge upon written request directed to Cynthia A. Sabol, Executive Vice President and Chief Financial Officer, Commonwealth Bankshares, Inc., 403 Boush Street, Norfolk, VA 23510.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth, for the years ended December 31, 2004, 2003, and 2002, the annual and long term compensation paid or accrued by the Company and its subsidiaries for the Company’s Chief Executive Officer, and executive officers whose combined salary and bonus exceed $100,000 in 2004.

Summary Compensation Table

Name and Principal Position	Annual Compensation			Long-Term Compensation Awards	All Other Compensation
	Year	Salary	Bonus	Number of Shares Underlying Options (#)
Edward J. Woodard, Jr., CLBB Chairman of the Board President and Chief Executive Officer	2004 2003 2002	$253,000 230,000 209,000	$70,000 24,500 5,000	7,500 4,400 —	$43,934 29,207 32,171	(1) (1) (1)

Cynthia A. Sabol (3), Executive Vice President and Chief Financial Officer	2004	$101,539	$22,000	6,000	$—

Simon Hounslow, Executive Vice President and Chief Lending Officer	2004 2003 2002	$96,600 91,768 85,797	$15,000 15,000 5,000	5,000 4,000 —	$6,268 5,377 4,400	(2) (2) (2)

Stephen G. Fields (3), Executive Vice President and Commercial Loan Officer	2004	$92,000	$10,000	5,000	$—

(1)	Includes director fees, 401k matching contribution, 401k profit sharing, and deferred compensation.

(2)	Includes 401k matching contribution and 401k profit sharing.

(3)	Ms. Sabol and Mr. Fields began employment with the Company in February 2004 and December 2003, respectively.

Option Grants in Last Fiscal Year

The following table sets forth information for the year ended December 31, 2004 regarding grants of stock options to Mr. Woodard, Ms. Sabol, Mr. Hounslow and Mr. Fields.

Option Grants in Year Ended December 31, 2004

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Appreciation for Option Term
					5%	10%
Edward J. Woodard, Jr.	7,500	22.73%	$18.77	12/14/14	88,533	224,359
Cynthia A. Sabol	6,000	18.18%	$18.77	12/14/14	70,826	179,487
Simon Hounslow	5,000	15.15%	$18.77	12/14/14	59,022	149,573
Stephen G. Fields	5,000	15.15%	$18.77	12/14/14	59,022	149,573

Fiscal Year End Option Values

The table below sets forth information for each officer named in the Summary Compensation Table concerning the value of unexercised stock options as of December 31, 2004.

Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-The -Money Options at December 31, 2004 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward J. Woodard, Jr.	9,614	$135,073	9,517	21,900	$94,720	$106,950
Cynthia A. Sabol	—	—	—	6,000	—	480
Simon Hounslow	3,038	43,474	5,538	14,000	54,644	53,575
Stephen G. Fields	—	—	—	5,000	—	400

(1)	Under Securities and Exchange Commission rules, an option is only considered in-the-money, for purposes of the chart, if the per share exercise price is less than $18.85, the last reported sales price of the Company’s common stock on the NASDAQ National market on December 31, 2004.

Employment Agreements

Edward J. Woodard, Jr., Chairman of the Board, President and Chief Executive Officer of Commonwealth Bankshares and Bank of the Commonwealth has entered into an employment agreement with Bank of the Commonwealth. The agreement provides for Mr. Woodard’s employment until the earlier of December 31, 2007, his death or his physical or mental disability; provided, however, the employment agreement allows for the termination of employment by either Bank of the Commonwealth or Mr. Woodard in the event of a “change of control” of Commonwealth Bankshares or Bank of the Commonwealth, or by Mr. Woodard for “good reason.” Mr. Woodard’s employment agreement will be renewed automatically each year unless either party elects not to renew the agreement.

Under the employment agreement, in the case of a termination by Commonwealth Bankshares or Bank of the Commonwealth prior to a “change of control,” but not “for good cause,” Mr. Woodard will be entitled to receive twelve (12) equal monthly payments, which, in total, equal his annual base salary, plus directors’ fees. In the event of a termination of employment by Mr. Woodard for “good reason,” or by Commonwealth Bankshares or Bank of the Commonwealth subsequent to a “change of control,” but not “for good cause,” Mr. Woodard will be entitled to receive sixty (60) equal monthly payments which, in total, equal the present value of three (3) times of his annual compensation at the time of termination.

Under the Agreement, a “change of control” will be deemed to have occurred upon:

•	any third party acquiring, or entering into a definitive agreement to acquire, more than twenty-five percent (25.0%) of the stock of either Commonwealth Bankshares or Bank of the Commonwealth;

•	a change in the majority of the members of the board of directors of either Commonwealth Bankshares or Bank of the Commonwealth during any one year period; or

•	Commonwealth Bankshares ceasing to be the owner of all of Bank of the Commonwealth’s common stock, except for any directors’ qualifying shares.

The term “for good cause” includes a termination of Mr. Woodard for his failure to perform the required services, gross or willful neglect of his duty or a legal or intentional act demonstrating bad faith. The term “good reason” is defined as any assignment to Mr. Woodard of duties or responsibilities inconsistent with those in effect on the date of the agreement, the location of the executive’s office and/or workplace for employer is moved or relocated to a site 25 miles or more from the location as of the date of this agreement, or a change of control of either Commonwealth Bankshares or Bank of the Commonwealth.

Mr. Woodard has also entered into an amended and restated deferred supplemental compensation agreement with Bank of the Commonwealth. Under the supplemental agreement, upon Mr. Woodard attaining the age of 65, upon his termination with Bank of the Commonwealth for any reason whatsoever or upon his death, Mr. Woodard or his beneficiary shall be entitled to payment from the Bank of: (i) two hundred fifty thousand dollars ($250,000) in one hundred twenty (120) equal consecutive monthly installments of two thousand eighty-three and 33/100 dollars ($2,083.33) each, (ii) seven hundred twenty thousand dollars ($720,000) in one hundred eighty (180) equal consecutive monthly installments of four thousand dollars ($4,000) each, and (iii) five hundred forty thousand dollars ($540,000) in one hundred eighty (180) equal consecutive monthly installments of three thousand dollars ($3,000) each, all three such payments being payable on the first day of each such month. Any payments described above shall be made on each such payment date to employee, regardless of whether employee is employed by the Bank at the time he becomes eligible for such payments. In addition to all payments described above, upon employee’s death, the Bank shall pay to the beneficiary a lump sum payment of two hundred fifty thousand and no/100 dollars ($250,000), payable on the first day of the second calendar month immediately following the date of death. Under the supplemental agreement, Mr. Woodard is obligated to make himself available to Bank of the Commonwealth after his retirement, so long as he receives payments under the supplemental agreement, for occasional consultation which Bank of the Commonwealth may reasonably request. Any amounts unpaid under the supplemental agreement may be forfeited, after notice to Mr. Woodard, in the event that the board of directors of Bank of the Commonwealth determines in good faith that Mr. Woodard is performing services of any kind for a firm or other entity competitive with the business of Bank of the Commonwealth during the period that he is receiving payments under the supplemental agreement.

In addition to Mr. Woodard’s employment agreement, the Bank has entered into similar employment agreements with Cynthia A. Sabol dated February 11, 2004, Simon Hounslow dated January 2, 2002, and Stephen G. Fields dated January 1, 2004. The agreements provide for Ms. Sabol’s, Mr. Hounslow’s, and Mr. Fields’ (collectively the “Executives”) employment until the earlier of one year from the agreement date, their death or disability; provided, however, the employment agreements allows for termination of employment by either Bank of the Commonwealth, or the Executives in the event of a “change of control” of Commonwealth Bankshares or Bank of the Commonwealth, or by the Executives’ for “good reason.” The Executives’ employment agreements will be renewed automatically each year unless either party elects not to renew the agreements.

Under the employment agreements, in the case of a termination by Commonwealth Bankshares or Bank of the Commonwealth prior to a “change of control,” but not “for good cause,” Ms. Sabol, Mr. Hounslow, and Mr. Fields will be entitled to receive twelve (12) equal monthly payments, which in total, equal their annual base salary. In the event of a termination of the employment agreement the Executives for “good reason,” by Commonwealth Bankshares or Bank of the Commonwealth subsequent to a “change of control,” but not “for good cause,” Mr. Hounslow and Mr. Fields will be entitled to receive sixty (60) equal monthly payments, which in total, equal the present value of the annual compensation at the time of termination, and Ms. Sabol will be entitled to receive sixty (60) equal monthly payments, which in total, equal the present value of three (3) times the annual compensation at the time of termination.

The Company has also entered into deferred supplemental compensation agreements with Ms. Sabol, Mr. Hounslow and Mr. Fields. The terms and conditions of these agreements are virtually the same as those of Mr. Woodard’s deferred supplemental compensation agreement described above, except for the amount of payment they are entitled. Under the supplemental agreement, Ms. Sabol is entitled to payment from the Bank of nine hundred thousand dollars ($900,000) in one hundred eighty (180) equal consecutive monthly installments of five thousand dollars ($5,000) each. Mr. Hounslow and Mr. Fields are both entitled to five hundred forty thousand dollars ($540,000) in one hundred eighty (180) equal consecutive monthly installments of three thousand dollars ($3,000) each.

Stock Option and Employee Benefit Plans

1990 Stock Option Plan. On February 20, 1990, Commonwealth Bankshares’ board of directors approved a non-qualified stock option plan for the issuance of 25,000 shares of Commonwealth Bankshares’ common stock to eligible officers and key employees of Commonwealth Bankshares and Bank of the Commonwealth at prices not less than the market value of Commonwealth Bankshares’ common stock on the date of grant. On April 29, 1997, the shareholders approved an amendment to this plan to increase the number of shares available for issuance under the plan to 45,000 shares. This plan expired on February 20, 2000. However, the terms of this plan continue to govern unexercised options awarded under the plan that have not expired.

401(k) Profit Sharing Plan. In 1993, Bank of the Commonwealth adopted a 401(K) profit sharing plan qualified under Section 401(k) of the Internal Revenue Code to replace Bank of the Commonwealth’s former profit sharing plan. Employees who have attained the age of 20 years and six months and completed six months of service with Bank of the Commonwealth are eligible to participate in the 401(k) plan. Eligible employees who elect to participate may defer up to the maximum allowable as prescribed by law. The Bank of the Commonwealth may make a matching contribution, the amount of which, if any, will be determined by Bank of the Commonwealth each year. Bank of the Commonwealth contributed a matching contribution of $41.0 thousand and a discretionary profit sharing contribution of $60.0 thousand to the 401(k) plan during 2004.

Non-Employee Director Stock Compensation Plan. On April 25, 1995, Commonwealth Bankshares’ shareholders approved a non-employee director stock compensation plan. This plan provided for the issuance of options to acquire 50,000 shares of Commonwealth Bankshares’ common stock to eligible non-employee directors at prices determined by the average of the five most recent trades of the common stock on the over-the-counter market during the period immediately preceding an option’s grant date or such other value per share as was determined by the employee directors. On April 29, 1997, shareholders approved an amendment to this plan to increase shares available for issuance under this plan to 70,000 shares. This plan expired January 17, 2000. However, the terms of this plan continue to govern unexercised options awarded under the plan that have not expired.

1999 Stock Incentive Plan. On April 27, 1999, Commonwealth Bankshares’ shareholders approved the Commonwealth Bankshares, Inc. 1999 Stock Incentive Plan. This plan provides for the issuance of up to the lesser of (i) fifteen percent (15.0%) of Commonwealth Bankshares’ issued and outstanding common stock less the aggregate number of shares subject to issuance pursuant to options granted, or available for grant, under the 1990 plan and non-employee director plan described above, or (ii) 350,000 shares. Of the aggregate number of shares of Commonwealth Bankshares’ common stock that may be subject to award under this plan, sixty percent (60.0%) are available for issuance to Commonwealth Bankshares’ non-employee directors, and forty percent (40.0%) are available for issuance to Commonwealth Bankshares’ employees. All the employees of Commonwealth Bankshares and Bank of the Commonwealth, and all other members of the board of directors of Commonwealth Bankshares, are eligible to receive awards under this plan.

Bank of the Commonwealth Supplemental Executive Retirement Plan. Effective February 1, 2002, Commonwealth Bankshares’ Board of Directors approved an executive deferred compensation plan in order to provide a select group of management and highly compensated executives the opportunity to elect to defer part or all of the compensation (including bonuses) payable to such executives during any plan year. Under this plan, a participant may designate a fixed dollar amount or a percentage to be deducted from his or her salary and/or bonus and then indicate how the deferred amount is to be invested between a fund that tracks the value of Commonwealth Bankshares’ stock and a simple interest bearing fund. The amount of deferred compensation in an executive’s account is held in a rabbi trust, but such amounts continue to be subject to the claims of the Bank of the Commonwealth’s general creditors until such time as they are distributed to the executive. Distributions are generally available at retirement age, death, or on account of disability. In addition, an executive who separates from service for a reason other than retirement, death, or disability, is entitled to receive distribution when he or she reaches age 65 (unless he or she dies or becomes disabled in the meantime, in which case benefits will be payable pursuant to the plan terms regarding such distributions). Distributions may also be made in certain situations following a change in control. Distributions are generally made in the form of installment payments, although a distribution in a lump sum is available in limited situations. As of December 31, 2004, no money has been funded into this plan.

Director Compensation

Each director of the Company was paid $1,000 for attendance at each board meeting and $400 for attendance at each meeting of a committee of the board of which he or she was a member. Additionally, each director of the Company was paid a quarterly retainer of $1,500. Effective December 1, 2004, the Board meeting fees increased to $1,200 per meeting, $500 per Committee meeting and $2,000 for the quarterly retainer. The Company has a Director’s Deferred Compensation Plan which allows directors to defer recognition of income on all or any portion of the directors’ fees they earn. During 2004, a total of $125.2 thousand was deferred by directors under this plan. The terms and conditions of the plan are very similar to the terms and conditions of the Bank’s Supplemental Executive Retirement Plan described under the “Stock Option and Employee Benefit Plans” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Personnel Committee was an officer or employee of the Company during 2004. During 2004, no executive officer of the Company served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company’s Personnel Committee. All four members of the Company’s Personnel Committee have outstanding loans with the Company. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See “Certain Relationships and Related Transactions” above.

Personnel Committee Report on Executive Compensation

The Personnel Committee assists the Board of Directors in administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer. The goal of the Committee is to motivate executives to achieve a range of performance consistent with the Company’s strategic and business plans approved by the Board of Directors while insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards and shareholders’ interests. The Committee is comprised of four non-employee directors, William D. Payne, M.D., Chairman, E. Carlton Bowyer, Ph.D., Thomas W. Moss, Jr. and Kenneth J. Young, each of who is independent under the NASDAQ listing standards.

The Committee considers the following criteria in recommending to the Board the compensation of the Chief Executive Officer and the other executive officers of the Company:

1. The overall financial, market and competitive performance of the Company during the fiscal year under consideration.

2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

3. Consideration of individual as well as combined measures of progress of the Company including the quality of the loan and investment portfolio, desirable changes in capital ratios, the overall growth of the Company, the improvement of market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, and other objectives as may be established by the Board of Directors.

4. The State Corporation Commission and Federal Reserve Banks’ CAMELS ratings.

5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry operating within Virginia.

The compensation arrangements and recommendations of the Committee include a base salary component and an incentive component made up of cash and stock options in addition to other executive benefits previously described.

Mr. Woodard does not make recommendations or participate in the review of his compensation. With respect to the Company’s other executive officers, the Committee considers salary and incentive recommendations prepared by the Chief Executive Officer to establish compensation. Following extensive review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.

William D. Payne, M.D., Chairman

E. Carlton Bowyer, Ph.D.

Thomas W. Moss, Jr.

Kenneth J. Young

Stock Performance Graph

The graph below presents five-year cumulative total return comparisons through December 31, 2004, in stock price appreciation and dividends for the Company’s Common Stock, the Standard & Poor’s 500 Stock Index (S & P 500) and the Keefe, Bruyette & Woods 50 Total Return Index (KBW 50). Returns assume an initial investment of $100 at the market close on December 31, 1999 and reinvestment of dividends. The KBW 50 is a published industry index providing a market capitalization weighted measure of the total return of 50 money center and major regional U.S. banking companies. Values as of each year-end of the $100 initial investment are shown in the table and graph below.

Index	1999	2000	2001	2002	2003	2004
Commonwealth Bankshares, Inc.	$100	$64	$79	$130	$227	$224
KBW 50	100	120	115	107	144	154
S & P 500	100	91	80	62	80	89

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

During 2004, the aggregate amount of fees billed to the Company by PKF Witt Mares, PLC rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-KSB and 10-QSB, and for service normally provided in connection with statutory and regulatory filings was $62,409. In 2003, PKF Witt Mares, PLC billed $79,141 for such services. This category includes fees for services necessary to perform the audit of the Company’s financial statements comfort letters and consents in connection with registration statement and other filings with the SEC and assistance with and review of documents filed with the SEC.

Audit-Related Fees

During 2004, the aggregate amount of fees billed to the Company by PKF Witt Mares, PLC for assurance and related services reasonably related to the performance of the audit services rendered by it was $19,100. In 2003 PKF Witt Mares, PLC billed $14,375 for such services. These services were the audits of the Company’s information technology systems, trust department and ACH procedures.

Tax Fees

During 2004, the aggregate amount of fees billed to the Company by PKF Witt Mares, PLC for tax advice, compliance, and planning services was $3,500. In 2003, PKF Witt Mares, PLC billed $3,000 for such services. These services were the preparation of federal and state income tax returns and advice regarding tax compliance issues.

All Other Fees

During 2004 and 2003, PKF Witt Mares, PLC billed the Company $7,750 and $32,354, respectively, for all other fees. These services included assistance with the documentation of internal controls, due diligence on the mortgage company acquisition and other consulting matters.

None of the engagements of PKF Witt Mares, PLC to provide service other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company’s audit committee charter.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services do not impair the accountants’ independence. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of the subcommittee to grant pre-approval shall be presented to the full Audit Committee at its next scheduled meeting.

During 2004, the Audit Committee pre-approved 100% of non-audit services provided by PKF Witt Mares, PLC. The Audit Committee has considered the provisions of these non-audit services by PKF Witt Mares, PLC and has determined that the services are compatible with maintaining PKF Witt Mares, PLC’s independence.

PROPOSAL II

APPROVAL TO INCREASE AUTHORIZED NUMBER OF SHARES

General

The Company’s Articles of Incorporation currently authorize the issuance of up to 5,000,000 shares of common stock, $2.50 par value, and 300,000 shares of preferred stock, $25.00 par value. As of the record date, 3,053,944 shares of common stock were issued and outstanding, 223,279 shares were subject to currently outstanding stock options, and 620,549 shares were subject to currently outstanding convertible trust preferred securities, leaving less than 1,102,228 shares available for other uses. There were no shares of preferred stock outstanding as of the record date.

The Board of Directors is proposing an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 15,000,000. If the shareholders approve this proposal, Article III of the Company’s Articles of Incorporation will be amended to read as follows:

“Section 1. Number of Shares

The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue, the class and par value per share thereof are as follows:

Class	Number of Shares	Par Value Per Share
Common	15,000,000	$2.50
Preferred	300,000	$25.00”

Purpose and Effect of the Proposed Amendment

The Board believes that the current number of authorized shares does not give the Company flexibility to issue stock for acquisitions or for general corporate purposes to the degree that the Company had previously. In particular, if the Board determines that it would be appropriate to effect a significant acquisition through the exchange of common stock, conduct a stock offering or declare a dividend or split, the current number of unissued authorized shares might not be enough to complete such transaction. Although we cannot guarantee that any future acquisitions, stock offerings, dividends or splits will occur, the Board believes that the proposed increase in the number of authorized shares will provide the Company with the flexibility necessary to maintain a reasonable stock price through future stock dividends or splits, or to issue shares in connection with an acquisition or other corporate purpose, without incurring the expense of convening a special shareholders’ meeting or the delay of waiting until the next annual meeting.

If this proposal is approved, all authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board, including issuances in connection with stock-based benefit plans, future stock splits or dividends and issuances to raise capital or effect acquisitions. Neither the Company nor the Board currently has any arrangements, agreements or understandings with respect to the issuance or use of the additional shares of authorized common stock sought to be approved (other than issuances permitted or required under the Company’s stock-based benefit plans or awards made pursuant to those plans). If this proposal is approved, all or any of the shares may be issued without further shareholder action, unless required by law or the rules of The Nasdaq Stock Market.

Existing shareholders do not have preemptive or similar rights to subscribe for or purchase any additional shares of common stock that we may issue in the future. Therefore, future issuances of common stock other than issuances on a pro rata basis to all shareholders would reduce each shareholder’s proportionate interest in the Company.

An increase in the authorized number of shares of common stock could have an anti-takeover effect. If we issue additional shares in the future, such an issuance could dilute the voting power of a person seeking control of the Company, thereby making an attempt to acquire control of the Company more difficult or expensive. Neither the Board nor management is currently aware of any attempt, or contemplated attempt, to acquire control of the Company, and we are not presenting this proposal with the intent that it be used as an anti-takeover device.

Vote Required to Approve Proposal

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary for approval of the amendment to the Articles of Incorporation to increase the number of authorized shares.

The Board of Directors recommends that you vote “FOR” the proposed amendment to the Company’s Articles of Incorporation.

PROPOSAL III

APPROVAL OF THE COMMONWEALTH BANKSHARES, INC. 2005 STOCK INCENTIVE PLAN

General

We are asking you to approve the Commonwealth Bankshares, Inc. 2005 Stock Incentive Plan that was adopted by the Board of Directors on April 19, 2005, and is effective such date, subject to shareholder approval. The plan is to be used to grant restricted stock awards, stock options in the form of incentive stock options and non-statutory stock options, stock appreciation rights and other stock-based awards to employees, and directors of the Company and its subsidiaries (“participants”). The Company is asking shareholders to approve the plan because of the limited number of authorized shares in the Company’s existing stock incentive plan, which was approved by shareholders in 1999.

As adopted, the plan makes available up to 600,000 shares for issuance to participants under the plan, and will allow an annual increase in the number of shares effective as of January 1, 2006 and each January 1 of the nine successive years thereafter so that the maximum number of shares reserved under the plan as of such date(s) is equal to 20% of the fully-diluted number of shares of the Company’s common stock outstanding as of such date(s) or such lesser number of shares as the Committee (as defined below) shall determine. The total number of shares that may be issued in connection with the exercise of incentive stock options, which are eligible for more favorable tax treatment, will be the maximum number of shares available under the plan.

The more significant features of the plan are described below. If you would like a copy of the plan, please make a written request to the Secretary of the Company. In addition, you may obtain a copy online from the Company’s Proxy Statement as filed with the Securities and Exchange Commission. The SEC’s website address is www.sec.gov.

Purpose

The purpose of the plan is to promote the success of the Company by providing greater incentive to participants to associate their personal interests with the long-term financial success of the Company and with growth in shareholder value. The plan is designed to provide flexibility to the Company in our ability to motivate, attract and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operations largely depends. The plan will terminate on April 18, 2015, unless sooner terminated by the Board of Directors.

Administration

The plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee has the power to select plan participants and to grant stock options, restricted stock, stock appreciation rights and other stock-based awards on terms the Committee considers appropriate; however, any award made to a Committee member must be approved by the Board of Directors. In addition, the Committee has the authority to interpret the plan, to adopt, amend or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Stock Options

Stock options granted under the plan may be incentive stock options or non-statutory stock options. A stock option entitles the participant to purchase shares of common stock at the option price. The Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option the exercise price cannot be less than 100% of the shares’ fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the company, 110% of the shares’ fair market value on the date of grant). The amount of incentive stock options that may be exercisable for the first time in any calendar year is limited to a $100,000 exercise price per participant. The option price may be paid in cash or with shares of common stock, or a combination of cash and common stock, if permitted under the recipient’s option agreement. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, provided they will not be exercisable after ten years from the grant date.

Restricted Stock

The plan permits the grant of stock awards (shares of common stock) to participants. A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. Any restriction imposed on a stock award will be determined by the Committee.

Stock Appreciation Rights

The plan also permits the Committee to award stock appreciation rights. A participant granted a stock appreciation right will be entitled to receive the excess of the fair market value (calculated as of the exercise date) of a share of the Company’s common stock over the grant price of the stock appreciation right in cash, common stock, a combination thereof, or any other manner approved by the Committee in its sole discretion. The terms and conditions of any stock appreciation rights will be determined by the Committee at the time of grant.

Other Stock-Based Awards

The Committee is authorized under the plan to grant other types of equity-based or equity-related awards to participants that are not otherwise described in the plan. The Committee will establish virtually all terms and conditions for any such award.

Transferability

In general, options and awards granted under the plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.

Shares Subject to the Plan

The plan makes available up to 600,000 shares for issuance to plan participants, and will allow an annual increase in the number of shares effective as of January 1, 2006 and each January 1 of the nine successive years thereafter so that the maximum number of shares reserved under the plan as of such date(s) is equal to 20% of the fully-diluted number of shares of the Company’s common stock outstanding as of such date(s) or such lesser number of shares as the Committee shall determine. In calculating the number of outstanding shares, all securities, notes and warrants, excluding options awarded under the plan, that are convertible or exercisable presently or in the future into shares of common stock shall be included in the amount they would represent if fully converted or exercised. The maximum number of shares with respect to which stock options, restricted stock awards, stock appreciation rights or other equity-based awards may be granted in any calendar year to an employee is 75,000 shares. To date, no stock options, restricted stock awards, stock appreciation rights or other equity-related awards have been granted under the plan.

In general, if any stock option granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the forfeited stock option or restricted stock award will be available for further stock options and restricted stock awards.

Certain Federal Income Tax Consequences

Stock Options. Generally, no federal income tax liability is incurred by a participant at the time a stock option is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a non-statutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option exercise price.

The Company will be entitled to claim a federal business expense tax deduction on account of the exercise of a non-statutory stock option. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option.

Restricted Stock. Federal income tax is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant. At that time, the employee recognizes income equal to the fair market value of the common stock.

Stock Appreciation Rights. The grant of a stock appreciation right will create no tax consequences for the participant or the Company. Upon the exercise of a stock appreciation right, the participant will recognize compensation income, in an amount equal to the cash or the fair market value of the common stock received from the exercise. The participant’s tax basis in the shares of common stock received in the exercise of the right will be equal to the compensation income recognized with respect to the common stock. The participant’s holding period for shares acquired after the exercise of a stock appreciation right begins on the exercise date. Income and payroll taxes are required to be withheld on the amount of compensation attributable to the exercise of the stock appreciation right, whether the income is paid in cash or shares. Upon the exercise of a stock appreciation right, the Company generally will be entitled to a deduction in the amount of the compensation income recognized by the participant.

Other awards. Other equity-based awards under the plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares or other property, or (in the absence of an appropriate election) the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other property. The Company generally would be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the plan, and the terms, exercise price and number of shares of any outstanding options or awards will be equitably adjusted by the Committee in its discretion to preserve the benefits of the options or awards for plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2004, relating to the Company’s existing equity compensation plans.

Equity Compensation Plan Information

	Year Ended December 31, 2004
	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	261,947	(1)	$11.91	27,996	(2)
Equity compensation plans not approved by shareholders	—		—	—
Total	261,947	(1)	$11.91	27,996	(2)

(1)	Consists entirely of shares of common stock underlying previously granted stock options that have not been exercised. All of these options were granted pursuant to the Company’s stock option plans.

(2)	Represents shares available for future issuance under the Company’s stock option plans.

Vote Required

Approval of the plan requires the affirmative vote of a majority of the shares actually voting, in person or by proxy, at the Annual Meeting.

The Board of Directors recommends the approval of the Commonwealth Bankshares, Inc. 2005 Stock Incentive Plan, and proxies solicited by the Board will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.

SUBMISSION OF PROPOSALS 2005

The next Annual Meeting of Shareholders will be held on or about June 27, 2006. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than January 25, 2006. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is April 28, 2006, and such notices may not be submitted prior to March 30, 2006. Additionally, any such shareholder proposals or notifications must comply in all respects with the Company’s Bylaws. All such proposals or notifications shall be delivered to the Company’s executive offices at Boush and Freemason Streets, P.O. Box 1177, Norfolk, Virginia 23501, Attn: Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer.

OTHER MATTERS

The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

GENERAL

The Company’s 2004 Annual Report to Shareholders and Form 10-KSB for the year ended December 31, 2004 accompany this Proxy Statement. The 2004 Annual Report to Shareholders and Form 10-KSB does not form any part of the material for the solicitation of proxy.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

By Order of the Board of Directors

/s/ Edward J. Woodard, Jr., CLBB
Edward J. Woodard, Jr., CLBB
Chairman of the Board, President and
Chief Executive Officer

Dated in Norfolk, Virginia and mailed

this 25th day of May 2005

APPENDIX A

COMMONWEALTH BANKSHARES, INC.

2005 STOCK INCENTIVE PLAN

1. Purpose and Effective Date.

(a) The purpose of the Commonwealth Bankshares, Inc. 2005 Stock Incentive Plan (the “Plan”) is to further the long-term stability and financial success of Commonwealth Bankshares, Inc. (the “Company”) by attracting and retaining personnel, including employees and directors, through the use of stock incentives and other rights that promote and recognize the financial success and growth of the Company. The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons’ interests with the interests of the Company’s shareholders.

(b) The Plan was adopted by the Board of Directors of the Company on April 19, 2005 (the “Effective Date”), subject to approval by the Company’s shareholders.

2. Definitions.

(a) Act. The Securities Exchange Act of 1934, as amended.

(b) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(c) Award. The award of an Option, Restricted Stock, Stock Appreciation Right, or Other Stock-Based Award under the Plan.

(d) Board. The Board of Directors of the Company.

(e) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(f) Change in Control.

(i) The acquisition by any Person (as defined below) of beneficial ownership of 20% or more of the then outstanding shares of common stock of the Company;

(ii) Individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened solicitation for the purpose of opposing a solicitation by any other person relating to the election of directors of the Company, as such terms are used in Rule 14a-12(c) promulgated under the Act;

(iii) Approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that shareholder approval of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(x) no Person beneficially owns 20% or more of either (1) the then outstanding shares of common stock of the corporation resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and

(y) at least a majority of the members of the board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

(v) For purposes of this Section 2(f), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(g) Code. The Internal Revenue Code of 1986, as amended.

(h) Committee. The Committee appointed to administer the Plan pursuant to Plan Section 16, or if no such Committee has been appointed, the Board.

(i) Company. Commonwealth Bankshares, Inc., a Virginia corporation.

(j) Company Stock. Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 14 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(k) Date of Grant. The effective date of an Award granted by the Committee.

(l) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(m) Fair Market Value.

(i) If the Company Stock is listed on any established stock exchange or quoted on the NASDAQ stock market system, its Fair Market Value shall be the closing price for such stock on the Date of Grant as reported by such exchange or the NASDAQ stock market system, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

(ii) If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

(iii) Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(n) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(o) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(p) Other Stock-Based Award. A right granted under Section 10.

(q) Option. A right to purchase Company Stock granted under Section 6 at a price determined in accordance with the Plan.

(r) Participant. Any individual who is granted an Award under the Plan.

(s) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8 below.

(t) Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(u) Stock Appreciation Right. A cash award, the value of which is equal to the increase in value between the value of Company Stock on the Date of Grant and the exercise date.

(v) 10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3. General. Awards of Options or Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 600,000 shares of Company Stock which may include authorized, but unissued, shares, plus an annual increase in the number of shares effective as of January 1, 2006, and each January 1 of the nine successive years thereafter so that the maximum aggregate number of shares reserved under the Plan as of such date(s) is equal to 20% of the fully-diluted number of shares of Company Stock outstanding as of such date(s), or such lesser number of shares as the Committee shall determine. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company (i) in connection with the exercise of an Option or (ii) in payment of Applicable Withholding Taxes.

(b) Subject to adjustment as provided in Section 14, no more than an aggregate of the number of shares of Company Stock provided in Section 4(a), above, may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421, 422 and 423 of the Code).

(c) The maximum number of shares with respect to which Awards may be granted in any calendar year to any individual during a calendar year shall be 75,000 shares.

5. Eligibility.

(a) Any employee or director of the Company (including an employee or director of an affiliate of the Company) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Non-employee directors shall not be eligible to receive the Award of an Incentive Stock Option.

6. Stock Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b) The Committee shall establish the exercise price of Options, which shall not be less than 100% of the Fair Market Value of the shares subject to the Options on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c) Subject to subsection (d) below, Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change in Control as the Committee deems appropriate.

(d) The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any “parent” or “subsidiary” of the Company as such terms are defined, respectively, in Sections 424(e) and (f) of the Code, shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded, and Incentive Stock Options may only be granted to employees of the Company, its parent (if any), and any subsidiaries. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f) If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the stock option agreement.

(g) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options shall terminate as of the date of the misconduct.

7. Method of Exercise of Options.

(a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate for the shares of Company Stock acquired.

(c) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8. Restricted Stock Awards.

(a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change in Control.

(d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

9. Stock Appreciation Rights.

(a) Whenever the Committee deems it appropriate, a Stock Appreciation Right (“SAR”) may be granted in connection with all or any part of an Option or in a separate Award. A SAR shall represent a right to receive a payment in cash, shares of Company Stock, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of shares of Company Stock on the date the SAR is exercised over an amount (the SAR exercise price) which shall be no less than the Fair Market Value on the date the SAR was granted (or the exercise price for SARs granted in tandem with an Option), as set forth in the applicable Award. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of shares of Company Stock to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, and such other provisions as the Committee shall determine. SARs granted under this Section shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant for each Participant.

(b) SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Company Stock with respect to which the SAR is to be exercised. The date of exercise of the SAR shall be the date on which the Company shall have received notice from the Participant of the exercise of such SAR. SARs granted in tandem with the grant of an Option may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to SARs granted in tandem with an Incentive Stock Option, (i) such SAR will expire no later than the expiration of the underlying Incentive Stock Option, (ii) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Company Stock subject to the underlying Incentive Stock Option, at the time such SAR is exercised, and (iii) such SAR may be exercised only when the Fair Market Value of the shares subject to the underlying Incentive Stock Option exceeds the Option Price of the share of Company Stock. SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement. In the event the SAR shall be payable in shares of Company Stock, a certificate for the shares acquired upon exercise of an SAR shall be issued in the name of the Participant as soon as practicable following receipt of notice of exercise. No fractional shares will be issuable upon exercise of the SAR and, unless provided otherwise in the applicable Award Agreement and if permissible under Section 409A of the Code, the Participant will receive cash in lieu of fractional shares.

(c) Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an SAR following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Section, and may reflect distinctions based on the reasons for termination of employment.

10. Other Stock-Based Awards.

(a) The Committee is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Company Stock) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual shares to Participants or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

(b) Each Other Stock-Based Award shall be expressed in terms of shares or units or an equivalent measurement based on shares, as determined by the Committee. If the value of an Other Stock-Based Award will be based on the appreciation of shares from an initial value determined as of the date of grant, then such initial value shall not be less than the Fair Market Value of a share on the date of grant of such Other Stock-Based Award (or, if the Committee so determines, in the case of any Other Stock-Based Award retroactively granted in tandem with or in substitution for another Award or any other outstanding award, on the date of grant of such other Award or award).

11. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

12. Nontransferability of Awards.

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

13. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on April 18, 2015. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, unless authorized by the Company’s shareholders, no change shall be made that (a) increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 14), (b) expands the class of persons eligible to receive Awards, (c) materially increases the benefits accruing to Participants under the Plan, or (d) otherwise requires shareholder approval under the Code, Rule 16b-3, or the rules of a domestic stock exchange or NASDAQ stock market system on which Company Stock is traded. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him.

14. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The

Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(d) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 14 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

15. Change in Control. In the event of a Change in Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

16. Administration of the Plan.

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code Section 162(m) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m).

(b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) to the extent permissible under Code Section 409A, whether a Change in Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options or Stock Appreciation Rights may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

17. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18. Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

19. Unfunded Status of Awards and Code Section 409A. The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. To the extent applicable, this Plan is intended to comply with Code Section 409A, and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Code Section 409A shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Code Section 409A that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of Awards provided for under this Plan shall be revised as necessary for compliance with Code Section 409A.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted this 19th day of April, 2005.

COMMONWEALTH BANKSHARES, INC.

By:	/s/ Cynthia A. Sabol
Secretary

COMMONWEALTH BANKSHARES, INC.

403 Boush Street

P. O. Box 1177, Norfolk, Virginia 23501-1177

Phone (757) 446-6900

Proxy solicited on behalf of the Board of Directors for Annual Meeting of Shareholders to be held on June 28, 2005.

The undersigned hereby revokes all prior proxies and appoints Edward J. Woodard, Jr., CLBB and Richard J. Tavss, or any one of them, each with the power of substitution, as Proxies to vote, as designated below, all the shares of Common Stock of Commonwealth Bankshares, Inc. held by the undersigned on April 29, 2005 at the Annual Meeting of Shareholders to be held on June 28, 2005, or any adjournment thereof.

1.	Proposal 1: To elect the following Class II directors to serve until the 2008 Annual Meeting of Shareholders: Herbert L. Perlin, Kenneth J. Young, and Thomas W. Moss, Jr.,

☐	FOR all nominees listed (except as marked to the contrary below).

☐	WITHHHOLD AUTHORITY to vote for all nominees listed.

INSTRUCTIONS: To withhold authority to vote for an individual nominee(s), print the name of the nominee(s) in the space provided below.

2.	Proposal 2: To amend the Articles of Incorporation to increase the number of authorized shares from 5,000,000 to 15,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(OVER)

3.	Proposal 3: To approve the Company’s 2005 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 and in their discretion as to other business properly before the meeting.

Please sign exactly as your name(s) appear below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:                                         , 2005

Signature:

Printed Name:

Signature:

Printed Name:

Please complete, date, sign and return this proxy at your earliest convenience in the envelope provided. Thank you.

I/We plan to attend the Annual Meeting of Shareholders to be held on June 28, 2005.        YES        NO